UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 19, 2019

CELLDEX THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-15006	13-3191702
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

Perryville III Building, 53 Frontage Road, Suite 220,
Hampton, New Jersey	08827
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 200-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $.001	CLDX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Equity Plan Amendments

On June 19, 2019, at the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of Celldex Therapeutics, Inc. (the “Company”), the Company’s stockholders approved an amendment to the Company’s Amended and Restated 2008 Stock Option and Incentive Plan, increasing the number of the shares reserved for issuance thereunder by 900,000 shares, to 2,233,333 shares and to make certain other administrative changes, and approved an amendment to the Company’s Amended and Restated 2004 Employee Stock Purchase Plan to increase the shares reserved for issuance thereunder by 250,000 shares, to 276,666 shares.  The board of directors of the Company had previously approved these amendments, subject to stockholder approval, and the amendments became effective upon such stockholder approval.

The foregoing descriptions of the amendments are intended to be summaries and are qualified in their entirety by reference to such documents, copies of which are attached hereto as Exhibit 10.1 and 10.2 and are incorporated by reference herein.

Item 5.07.             Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the stockholders voted on the five proposals listed below.  The proposals are described in detail in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 26, 2019 (the “Proxy Statement”).  The final results for the votes regarding each proposal are set forth below.

1.  The stockholders elected the following individuals to serve on the Company’s board of directors until the annual meeting of stockholders to be held in 2020.  The tabulation of votes with respect to the election of such directors was as follows:

	For	Withheld	Broker Non-Votes
Anthony S. Marucci (Chief Executive Officer)	2,038,923	353,902	7,771,139
Keith L. Brownlie	2,062,988	329,837	7,771,139
Herbert J. Conrard	1,846,289	546,536	7,771,139
James J. Marino	2,066,539	326,286	7,771,139
Harry H. Penner, Jr.	2,056,564	336,261	7,771,139
Karen L. Shoos	2,058,435	334,390	7,771,139

2.  The stockholders approved the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019.  The tabulation of votes with respect to this proposal was as follows:

For	Against	Abstain
9,757,314	342,872	63,778

3.  The stockholders approved an amendment to the Company’s Amended and Restated 2008 Stock Option and Incentive Plan, including an increase in the number of shares reserved for issuance thereunder by 900,000 shares, to 2,233,333 shares and other certain administrative changes.  The tabulation of votes with respect to this proposal was as follows:

For	Against	Abstain	Broker Non-Votes
1,962,127	405,192	25,506	7,771,139

4.  The stockholders approved an amendment to the Company’s Amended and Restated 2004 Employee Stock Purchase Plan to increase the shares reserved for issuance thereunder by 250,000 shares, to 276,666 shares.  The tabulation of votes with respect to this proposal was as followers:

For	Against	Abstain	Broker Non-Votes
2,024,147	334,613	34,065	7,771,139

5.  The stockholders voted to approve, on an advisory, non-binding basis, the compensation for the Company’s named executive officers as disclosed in the Proxy Statement.  The tabulation of votes with respect to this proposal was as follow:

For	Against	Abstain	Broker Non-Votes
1,978,437	375,814	38,574	7,771,139

With the election of the above-referenced board members on June 19, 2019, Larry Ellberger’s term of service on the Company’s board of directors ended.  The board of directors of the Company wishes to express its gratitude to Mr. Ellberger for the dedication and guidance he has provided to the Company and its board of directors over the years. Subsequent to the Annual Meeting, the Company’s board of directors convened on June 19, 2019 and elected Karen L. Shoos, J.D., as Chair of the Company’s board of directors.

Item 9.01.             Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Celldex Therapeutics, Inc. Amended and Restated 2008 Stock Option and Incentive Plan (as amended, effective as of June 19, 2019)

10.2	Celldex Therapeutics, Inc. Amended and Restated 2004 Employee Stock Purchase Plan (effective as of June 19, 2019)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLDEX THERAPEUTICS, INC.

	By:	/s/ Sam Martin
Name: Sam Martin
Title: Senior Vice President, Chief Financial Officer

Dated: June 20, 2019